Exhibit T3F
     Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	Section 7.10
	(a)(2)	Section 7.10
	(a)(3)	Section 7.10
	(a)(4)	Not Applicable
	(a)(5)	Sections 7.08, 7.10
	(b)	Section 7.10
	(c)	Not Applicable
§ 311	(a)	Section 7.11
	(b)	Section 7.11
	(c)	Not Applicable
§ 312	(a)	Section 2.05
	(b)	Section 12.03
	(c)	Sections 12.02, 12.03
§ 313	(a)	Sections 7.06, 7.07
	(b)	Section 7.06
	(c)	Sections 7.06, 12.02
	(d)	Section 7.06
§ 314	(a)	Section 4.08
	(a)(4)	Section 4.06(a)
	(b)	Sections 10.02, 12.01
	(c)(1)	Section 12.04
	(c)(2)	Section 12.04
	(c)(3)	Not Applicable
	(d)	Sections 10.03, 12.01
	(e)	Section 12.05
	(f)	Section 4.08
§ 315	(a)	Sections 7.01, 7.02
	(b)	Section 7.05
	(c)	Section 7.01
	(d)	Section 7.01
	(e)	Section 6.11
§ 316	(a)(1)(A)	Section 6.05
	(a)(1)(B)	Section 6.04
	(a)(2)	Section 6.02
	(b)	Section 6.07
	(c)	Section 9.04
§ 317	(a)(1)	Section 6.08
	(a)(2)	Section 6.09
	(b)	Section 2.04
§ 318	(a)	Section 12.01
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.